Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/Diane Zappas
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Over $300 Million of Cash Flow Generated from Operations in 2007

As Adjusted Earnings per Share of $.89 in the Fourth Quarter

RYE, N.Y., February 14, 2008 — Jarden Corporation (NYSE: JAH) today reported its financial results for the quarter and year ended December 31, 2007.

For the quarter ended December 31, 2007, net sales increased 38% to $1.5 billion compared to $1.1 billion for the same period in the previous year. For the quarter ended December 31, 2007, there was a net loss of $11.2 million, or ($0.15) per share, compared to net income of $35.7 million, or $0.52 per diluted share, in the fourth quarter of 2006. On a non-GAAP basis, as adjusted net income was $68.7 million, or $0.89 per diluted share, an increase of 11% per diluted share, for the quarter ended December 31, 2007, compared to $54.8 million, or $0.80 per diluted share, for the quarter ended December 31, 2006. Please see the schedule accompanying this release for the reconciliation of GAAP to non-GAAP net income and diluted earnings per share.

For the year ended December 31, 2007, net sales increased 21% to $4.7 billion compared to $3.8 billion for the same period in the previous year. Net income was $28.1 million, or $0.38 per diluted share for the year ended December 31, 2007, compared to $106.0 million or $1.59 per diluted share for the year ended December 31, 2006. On a non-GAAP basis, as adjusted net income was $211.6 million, or $2.88 per diluted share for the year ended December 31, 2007, an increase of 13% per diluted share, compared to approximately $169.3 million, or $2.55 per diluted share, for the year ended December 31, 2006. The Pine Mountain, Pure Fishing and K2 Inc. businesses have been included in the results of operations from their dates of acquisition in September 2006, April 2007 and August 2007, respectively.

Martin E. Franklin, Chairman and Chief Executive Officer commented; “2007 was another excellent year for Jarden, with record revenue, as adjusted EPS growth of over 10% and cash flow from operations up nearly 30% on a year over year basis. The year was filled with significant macro economic challenges, which ranged from continuing material cost inflation to nervous retailers reducing inventory levels in the face of actual or perceived consumer weakness. Our performance in this environment highlights the strength of our market leading brands and underscores the defensible nature of our core categories. Jarden’s diversity, whether by geographic region or breadth of products and price points, continues to be a key driver in our successful strategy to mitigate risk and drive long term growth. Our global operating platform has enabled us to leverage our Fortune 500 size to maximize cost savings throughout the predominately niche markets we supply. As anticipated, the acquisition of K2 in August 2007 brought many opportunities to our Outdoor Solutions segment and should provide margin expansion and topline growth opportunities in 2008 and beyond.”

Mr. Franklin continued; “We look forward to commenting in more detail on the operating outlook of our businesses in 2008 at our upcoming analyst and investor meeting on March 4, 2008. However, I can say now that despite the continuing macroeconomic challenges in 2008, we anticipate growing the topline organically and continuing to deliver a minimum of 10% as adjusted EPS growth, something we have done in each of the six years I have been Chairman and CEO of the Company. Tough economic times create the environment in which we can leverage our core operating expertise and meaningful brands to offer the consumer attractive options, whether in terms of value or functionality. We will continue to focus on, and make investments in, new and innovative products to leverage the return on our strong portfolio of brands. We look forward to continuing the momentum of another record breaking year of financial performance into the current year.”

The Company will be holding a conference call at 9:45 a.m. (EST) today, February 14, 2008, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until February 28, 2008.

Jarden Corporation is a leading provider of niche consumer products used in and around the home. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball® , Bee®, Bicycle®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Loew-Cornell® and Pine Mountain®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Harmony®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain™; and Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz® and Coleman®, Fenwick®, Gulp®, JT®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, and Volkl®. Headquartered in Rye, N.Y., Jarden has over 25,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for Jarden’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings, and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions, including K2 Inc. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Quarters ended
	December 31, 2007			December 31, 2006
	As Reported (GAAP)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)	As Reported (GAAP) (2)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)
Net sales	$1,466.9	$—	1,466.9	$1,059.5	$—	$1,059.5

Cost of sales	1,116.4	(50.5)	1,065.9	800.2	(6.5)	793.7

Gross profit	350.5	50.5	401.0	259.3	6.5	265.8
Selling, general and administrative expenses	280.1	(35.5)	244.6	160.0	(9.6)	150.4

Reorganization and acquisition-related integration costs, net	20.1	(20.1)	—	14.3	(14.3)	—

Operating earnings	50.3	106.1	156.4	85.0	30.4	115.4
Interest expense, net	49.0	—	49.0	29.1	—	29.1

Income before taxes	1.3	106.1	107.4	55.9	30.4	86.3
Income tax provision	12.5	26.2	38.7	20.2	11.3	31.5

Net income (loss)	$(11.2)	$79.9	68.7	$35.7	$19.1	$54.8

Earnings (loss) per share:
Basic	$(0.15)		$0.91	$0.53		$0.82
Diluted	$(0.15)		$0.89	$0.52		$0.80

Weighted average shares outstanding :
Basic	75.7		75.7	66.8		66.8
Diluted	75.7		77.0	68.2		68.2

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Years ended
	December 31, 2007			December 31, 2006
	As Reported (GAAP)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)	As Reported (GAAP) (2)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)
Net sales	$4,660.1	—	4,660.1	$3,846.3	$—	$3,846.3

Cost of sales	3,517.4	(122.9)	3,394.5	2,904.0	(10.7)	2,893.3

Gross profit	1,142.7	122.9	1,265.6	942.3	10.7	953.0
Selling, general and administrative expenses	861.1	(76.0)	785.1	604.9	(31.1)	573.8

Reorganization and acquisition-related integration costs, net	49.6	(49.6)	—	36.8	(36.8)	—

Operating earnings	232.0	248.5	480.5	300.6	78.6	379.2
Interest expense, net	149.7	—	149.7	112.6	—	112.6
Loss on early extinguishment of debt	15.7	(15.7)	—	—	—	—

Income before taxes	66.6	264.2	330.8	188.0	78.6	266.6
Income tax provision	38.5	80.7	119.2	82.0	15.3	97.3

Net income	$28.1	183.5	211.6	$106.0	$63.3	$169.3

Earnings per share:
Basic	$0.39		$2.94	$1.62		$2.59
Diluted	$0.38		$2.88	$1.59		$2.55

Weighted average shares outstanding :
Basic	71.9		71.9	65.4		65.4
Diluted	73.3		73.6	66.5		66.5

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$220.5	$202.6
Accounts receivable, net	978.5	558.8
Inventories	1,126.2	659.2
Deferred taxes on income	140.5	98.3
Prepaid expenses and other current assets	84.5	44.8

Total current assets	2,550.2	1,563.7

Property, plant and equipment, net	510.9	345.8
Goodwill	1,632.4	1,223.7
Intangible assets, net	1,126.6	704.2
Other assets	69.6	45.2

Total assets	$5,889.7	$3,882.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$297.8	$19.2
Accounts payable	439.3	303.3
Accrued salaries, wages and employee benefits	134.6	95.8
Taxes on income	20.9	14.5
Other current liabilities	387.8	291.3

Total current liabilities	1,280.4	724.1

Long-term debt	2,449.5	1,421.8
Deferred taxes on income	335.2	210.3
Other non-current liabilities	264.4	269.0

Total liabilities	4,329.5	2,625.2

Total stockholders’ equity	1,560.2	1,257.4

Total liabilities and stockholders’ equity	$5,889.7	$3,882.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Quarters ended December 31,		Years ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$(11.2)	$35.7	$28.1	$106.0
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	31.5	19.4	96.4	66.4
Other non-cash items	64.5	2.0	69.2	79.4
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	82.6	57.2	3.1	(21.5)
Inventory	198.8	112.1	146.4	(13.9)
Accounts payable	(44.1)	(25.0)	6.1	20.8
Other assets and liabilities	(40.6)	6.8	(44.5)	(1.2)

Net cash provided by operating activities	281.5	208.2	304.8	236.0

Cash flows from financing activities:
Proceeds/payments from revolver and securitization borrowings, net	(86.8)	(179.9)	216.2	(0.2)
Proceeds from issuance of senior debt	—	—	1,350.0	—
Payments on senior debt	(64.0)	(29.3)	(793.2)	(93.5)
Proceeds from issuance of stock, net of transaction fees	0.2	141.4	(27.1)	145.3
Repurchase of common stock and shares tendered for taxes	(42.0)	—	(29.1)	(50.0)
Debt issuance costs	(0.3)	(1.2)	(36.7)	(3.8)
Other	(0.2)	—	0.5	6.6

Net cash (used in) provided by financing activities	(193.1)	(69.0)	680.6	4.4

Cash flows from investing activities:
Additions to property, plant and equipment	(25.8)	(20.9)	(81.2)	(68.8)
Acquisition of businesses, net of cash acquired	(3.5)	(0.7)	(909.5)	(209.8)
Proceeds from sale of assets and other	(2.4)	0.3	18.1	1.1

Net cash used in investing activities	(31.7)	(21.3)	(972.6)	(277.5)

Effect of exchange rate changes on cash and cash equivalents	1.4	1.8	5.1	2.6

Net increase (decrease) in cash and cash equivalents	58.1	119.7	17.9	(34.5)
Cash and cash equivalents at beginning of period	162.4	82.9	202.6	237.1

Cash and cash equivalents at end of period	$220.5	$202.6	$220.5	$202.6

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables (a)	Consumer Solutions	Outdoor Solutions (b)	Process Solutions	Intercompany Eliminations (c)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2007
Net sales	$217.4	$604.7	$570.2	$92.9	$(18.3)	$1,466.9	$—	$1,466.9

Segment earnings (loss)	$20.1	$115.5	$46.6	$10.5	$—	$192.7	$(8.9)	$183.8

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	—	—	(44.9)	(1.6)	—	(46.5)	—	(46.5)
Reorganization and acquisition-related costs, net	(9.0)	1.5	(6.0)	(2.8)	—	(16.3)	(3.8)	(20.1)
Other integration-related costs	(0.9)	(1.1)	(1.4)	(1.2)	—	(4.6)	—	(4.6)
Stock-based compensation	—	—	—	—	—	—	(30.8)	(30.8)
Depreciation and amortization	(5.5)	(6.6)	(15.8)	(3.1)	—	(31.0)	(0.5)	(31.5)

Operating earnings (loss)	$4.7	$109.3	$(21.5)	$1.8	—	$94.3	$(44.0)	$50.3

	Branded Consumables (a)	Consumer Solutions	Outdoor Solutions (b)	Process Solutions	Intercompany Eliminations (c)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2006
Net sales	$228.8	$640.5	$132.6	$74.2	$(16.6)	$1,059.5	$—	$1,059.5

Segment earnings (loss)	$27.5	$106.8	$(2.7)	$7.4	$—	$139.0	$(5.9)	$133.1

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	(6.5)	—	—	—	—	(6.5)	—	(6.5)
Reorganization and acquisition-related costs, net	(2.7)	(8.7)	(1.7)	—	—	(13.1)	(1.2)	(14.3)
Other integration-related costs	—	(1.0)	—	—	—	(1.0)	—	(1.0)
Stock-based compensation	—	—	—	—	—	—	(6.9)	(6.9)
Depreciation and amortization	(4.2)	(8.0)	(4.5)	(2.4)	—	(19.1)	(0.3)	(19.4)

Operating earnings (loss)	$14.1	$89.1	$(8.9)	$5.0	—	$99.3	$(14.3)	$85.0

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables (a)	Consumer Solutions	Outdoor Solutions (b)	Process Solutions	Intercompany Eliminations (c)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year ended December 31, 2007
Net sales	$806.2	$1,869.2	$1,698.6	$353.6	$(67.5)	$4,660.1	$—	$4,660.1

Segment earnings (loss)	$100.4	$271.1	$210.1	$35.0	$—	$616.6	$(51.1)	$565.5

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	—	—	(115.8)	(3.1)	—	(118.9)	—	(118.9)
Reorganization and acquisition-related costs, net	(14.7)	(17.0)	(9.7)	(2.8)	—	(44.2)	(5.4)	(49.6)
Other integration-related costs	(0.9)	(1.1)	(1.4)	(1.2)	—	(4.6)	—	(4.6)
Stock-based compensation	—	—	—	—	—	—	(64.0)	(64.0)
Depreciation and amortization	(18.1)	(26.9)	(39.4)	(10.3)	—	(94.7)	(1.7)	(96.4)

Operating earnings (loss)	$66.7	$226.1	$43.8	$17.6	—	$354.2	$(122.2)	$232.0

	Branded Consumables (a)	Consumer Solutions	Outdoor Solutions (b)	Process Solutions	Intercompany Eliminations (c)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year ended December 31, 2006
Net sales	$812.0	$1,892.2	$901.0	$309.4	$(68.3)	$3,846.3	$—	$3,846.3

Segment earnings (loss)	$118.4	$250.3	$84.3	$33.8	$—	$486.8	$(44.8)	$442.0

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	(10.4)	—	—	—	—	(10.4)	—	(10.4)
Reorganization and acquisition-related costs, net	(7.8)	(26.6)	(2.9)	—	—	(37.3)	0.5	(36.8)
Impairment/ write-off of assets	—	—	(0.3)	—	—	(0.3)	—	(0.3)
Other integration-related costs	—	(3.4)	—	—	—	(3.4)	(1.1)	(4.5)
Stock-based compensation	—	—	—	—	—	—	(23.0)	(23.0)
Depreciation and amortization	(13.1)	(25.5)	(17.0)	(9.4)	—	(65.0)	(1.4)	(66.4)

Operating earnings (loss)	$87.1	$194.8	$64.1	$24.4	—	$370.4	$(69.8)	$300.6

(a)	Effective September 1, 2006, the Company acquired the firelog and firestarter business of Conros Corporation, Conros International Ltd and Java Logg Global Corporation (collectively, “Pine Mountain”). This business is reflected in the Branded Consumables segment from the date of acquisition.
(b)	Effective April 6 and August 8, 2007, the Company acquired Pure Fishing, Inc. and K2 Inc., respectively, which, other than K2 Inc.’s monofilament business, are reflected in the Outdoor Solutions segment from their respective dates of acquisition.
(c)	Intersegment sales are recorded at cost plus an agreed upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “as reported” results to arrive at the “as adjusted” results for the quarter and year ended December 31, 2007 and 2006. For the quarter ended December 31, 2007 adjustments to net income consist of $46.5 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the K2 Inc. acquisition, $20.1 million of reorganization and acquisition-related integration costs, $30.8 million of non-cash stock-based compensation costs, $4.1 million of amortization of acquired intangible assets and $4.6 million of certain duplicative costs and inventory write-offs. Also, included in the adjustments to net income for the quarter ended December 31, 2007 is the tax provision adjustment of $26.2 million which reflects the normalization of the as adjusted results to the Company’s 36% effective tax rate.

For the quarter ended December 31, 2006 adjustments to net income consist of $6.5 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Pine Mountain acquisition, $14.3 million of reorganization and acquisition-related integration costs, $6.9 million of non-cash stock-based compensation costs, $1.7 million of amortization of acquired intangible assets and $1.0 million of certain duplicative costs associated with integration activities. Also, included in the adjustments to net income for the quarter ended December 31, 2006 is the tax provision adjustment of $11.3 million which reflects the adjustment of a tax cost associated with the legal reorganization of the Consumer solutions business and the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

For the year ended December 31, 2007, adjustments to net income consist of $118.9 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the K2 Inc. and Pure Fishing acquisitions, $49.6 million related to reorganization and acquisition-related integration costs, $64.0 million of non-cash stock-based compensation costs, $11.4 million of amortization of acquired intangible assets and $4.6 million of certain duplicative costs and inventory write-offs. Also, included in the adjustments to net income for the year ended December 31, 2007 is a tax provision adjustment of $80.7 million which reflects the normalization of the as adjusted results to the Company’s 36% effective tax rate.

For the year ended December 31, 2006, adjustments to net income consist of $10.4 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Pine Mountain acquisition, $36.8 million related to reorganization and acquisition-related integration costs, $23.0 million of non-cash stock-based compensation costs, $1.1 million related to an executive separation, $3.4 million of certain duplicative administrative costs associated with integration activities, $3.6 million of amortization of acquired intangible assets and $0.3 million of inventory write-offs related to integration activities. Also, included in the adjustments to net income for the year ended December 31, 2006 is a tax provision adjustment of $15.3 million which reflects the adjustment of a tax cost associated with the legal reorganization of the Consumer solutions business and the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

Note 2: Certain reclassifications have been made in the Company’s financial statements of the prior year to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Note 3: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, certain reorganization and acquisition-related integration costs, non-cash stock-based compensation costs and loss on early extinguishment of debt. These measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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